                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                               TEAMSTAFF, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                TEAMSTAFF, INC.
                       (FORMERLY DIGITAL SOLUTIONS, INC.)
                                300 ATRIUM DRIVE
                           SOMERSET, NEW JERSEY 08873

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 13, 2000

To the Shareholders of TEAMSTAFF, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEAMSTAFF, INC., formerly Digital Solutions, Inc. (the "Company") will be held at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873 on April 13, 2000 at 11:00 AM New Jersey Time, for the following purposes:

          1. To approve a proposal to grant the Board of Directors the authority to amend the Articles of Incorporation of the Corporation to effect a reverse stock split of the Corporation's Common Stock $.001 par value per share in the range of from 1:3 to 1:3.5, all as set forth in the form of Amended and Restated Certificate of Incorporation contained in Appendix A annexed hereto;

          2. To elect two Class 3 Directors to the Corporation's Board of Directors to hold office for a period of three years or until their successors are duly elected and qualified;

          3. To adopt the 2000 Employees Stock Option Plan to provide for the grant of options to purchase up to 6,000,000 shares of the Corporation's common stock on a pre-Reverse Stock Split basis;

          4. To adopt the 2000 Non-Executive Director Stock Option Plan to provide for the issuance of shares of the Corporation's common stock to non-employee directors of the Company; and

          5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The close of business on March 7, 2000 has been fixed as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at, the Meeting and any adjournment thereof.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

                                          By Order of the Board of Directors

                                          Donald T. Kelly,
                                          Secretary

Dated: March 8, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                TEAMSTAFF, INC.
                       (FORMERLY DIGITAL SOLUTIONS, INC.)
                                300 ATRIUM DRIVE
                           SOMERSET, NEW JERSEY 08873

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 30, 2000

     This proxy statement and the accompanying form of proxy have been mailed to the shareholders of Common Stock of record of March 7, 2000 (the "Record Date") of TEAMSTAFF, INC., a New Jersey corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held on April 13, 2000 at 10:00 a.m. and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

     Shares of the Company's Common Stock par value $.001 per share represented by a properly executed Proxy in the accompanying form will, unless contrary instructions are specified in the Proxy, be voted as follows: (1) FOR the proposal to authorize the Board of Directors to effect a reverse split of the Company's Common Stock in the range of from 1:3 to 1:3.5; (2) FOR the election of two Class 3 Directors to hold office for a period of three years or until their successors are duly elected and qualified; (3) FOR the adoption of the 2000 Employee Stock Option Plan; and (4) FOR the adoption of the 2000 Non-Executive Director Stock Option Plan. Each share of common stock is entitled to one vote. Voting is on a noncumulative basis.

     Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of the Company either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of the Company. Approval of Proposal 1 (reverse split), Proposal 3 (Employee Stock Option Plan) and Proposal 4 (Non-Executive Director Stock Option Plan) each requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote. Election of directors (Proposal 2) is by plurality vote, with the two nominees receiving the highest vote totals to be elected as directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Abstentions and non-votes will, however, be considered as votes represented at the Annual Meeting solely for quorum purposes.

     The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's common stock held of record by such persons, and the Company may reimburse them for reasonable out-of- pocket expenses incurred by them in so doing.

     The annual report to shareholders for the fiscal year ended September 30, 1999, including financial statements, accompanies this proxy statement.

     The principal executive offices of the Company are located at 300 Atrium Drive, Somerset, New Jersey 08873; the Company's telephone number is (732) 748-1700.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Arthur Andersen LLP., Certified Public Accountants, as independent accountants of the Company for the fiscal year ending September 30, 2000. Shareholders are not being asked to approve such selection because such approval is not required. The audit services provided by Arthur Andersen, LLP. consist of examination of financial statements, review of filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Arthur Andersen, LLP. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the Annual Meeting are the Company's common stock, $.001 par value. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on March 7, 2000 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting and any
adjournment thereof. As of March 7, 2000,                shares of common stock
were issued and outstanding. Voting of the shares of common stock is on a noncumulative basis.

     The following table sets forth certain information as of September 30, 1999 with respect to each director, each of the named executive officers as defined in Item 402(a)(3), and directors and executive officers of the Company as a group, and to the persons known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.

                                                            NUMBER OF SHARES     PERCENT OF COMPANY'S
NAME OF SHAREHOLDER                                        PRESENTLY OWNED(1)     OUTSTANDING STOCK
-------------------                                        ------------------    --------------------
Karl W. Dieckmann(2).....................................        320,743                 1.15%
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

Senator John H. Ewing(3).................................        153,125                    *
  76 Claremont Road
  Barnardsville, NJ 07924

William J. Marino(4).....................................         98,617                    *
  c/o Blue Cross/Blue Shield
  of New Jersey
  3 Penn Plaza East
  Newark, NJ 07105

Donald W. Kappauf(5).....................................        626,248                 2.25%
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

Donald T. Kelly(6).......................................         88,850                    *
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

Charles R. Dees, Jr. Phd(7)..............................         11,586                    *
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

Martin J. Delaney(8).....................................        118,073                    *
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

                                                            NUMBER OF SHARES     PERCENT OF COMPANY'S
NAME OF SHAREHOLDER                                        PRESENTLY OWNED(1)     OUTSTANDING STOCK
-------------------                                        ------------------    --------------------
Kirk Scoggins(9).........................................      3,286,931                11.79%
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

Warren M. Cason(10)......................................      2,220,654                 7.97%
  400 N. Ashley Drive, Suite 2300
  Tampa, FL 33602

Warren M. Cason Jr.(11)..................................      1,843,889                 6.62%
  Trustee of the Dorothy C. Cason
  1997 Three Year Grantor Retained
  Annuity Trust c/o Warren M. Cason
  400 N. Ashley Drive, Suite 2300
  Tampa, FL 33602

Dorothy Cason(11)........................................        160,338                    *
  400 N. Ashley Drive, Suite 2300
  Tampa, FL 33602

Mellissa C. Scoggins(12).................................        721,522                 2.59%
  Trustee of the Kirk Allan Scoggins
  1997 Three Year Grantor Retained Annuity Trust

All officers and directors as a group....................      4,704,173                16.88%
  (8)persons (2,3,4,5,6,7,8,9)

---------------
  *  Less than 1 percent.

 (3) Ownership consists of sole voting and investment power except as otherwise noted.

 (4) Includes options to purchase 20,000 shares of the Company's common stock, and excludes unvested options to purchase 5,000 shares of common stock.

 (5) Includes options to purchase 25,000 shares of the Company's common stock, and excludes unvested options to purchase 5,000 shares of common stock.

 (6) Includes options to purchase 40,000 shares of the Company's common stock, and warrants to purchase 2,500 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

 (7) Includes options to purchase 247,500 shares of the Company's common stock, and excludes unvested options to purchase 100,000 shares of common stock.

 (8) Includes options to purchase 80,000 shares of the Company's common stock, and excludes unvested options to purchase 50,000 shares of common stock.

 (9) Includes options to purchase 6,250 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(10) Includes options to purchase 6,250 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(11) Mr. Scoggins received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Mr. Scoggins also joined the Company's Board of Directors on January 25, 1999. Of the 3,286,921 shares currently owned by Mr. Scoggins, 223,442 shares have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owners of the TeamStaff Companies. Excludes unvested options to purchase 100,000 shares.

(12) Mr. Cason received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Of the 2,220,654 shares currently owned by Mr. Cason, 150,957 shares have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owners of the TeamStaff Companies.

(13) This Trust received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Of the 1,843,889 shares currently owned by this Trust, 125,355 shares have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owners of the TeamStaff Companies.

CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms that they file. Based solely on review of the copies of such reports received by the Company, the Company believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the 1999 fiscal year.

                                   PROPOSAL 1

                                 REVERSE SPLIT

     The Board of Directors of the Company has unanimously determined that certain amendments to the Company's Certificate of Incorporation are advisable, and accordingly, has voted to recommend them to the shareholders for adoption. The Board of Directors has unanimously approved, and recommends Shareholder approval of an amendment to the Company's Articles of Incorporation to grant authority to the Board of Directors to declare and implement a reverse stock split in the range of from 1:3 to 1:3.5 (the "Reverse Stock Split"). Shareholders are urged to carefully read the materials that follow as they involve matters of particular importance. The full text of the proposed amendment to the Certificate of Incorporation is set forth in the form of Amended and Restated Certificate of Incorporation contained in Appendix A to this Proxy Statement.

BACKGROUND OF THE PROPOSED AMENDMENT

     The Board of Directors has unanimously approved a proposal to amend the Articles of Incorporation to effect a Reverse Stock Split of the Company's Common Stock, $.001 par value per share, in the range of from 1:3 to 1:3.5, whereby from three shares of Common Stock to three and one-half shares of Common Stock, currently outstanding, may be exchanged for one new share of Common Stock. All fractional shares resulting from the Reverse Stock Split will be settled in cash. The Reverse Stock Split will not affect the par value of the
Common Stock. There are presently      shares of Common Stock, $.001 par value
per share, authorized by the Company's Articles of Incorporation. Because the number of authorized shares of Common Stock will not be reduced if a Reverse Stock Split is effected, these shares will be available for issuance without any
further shareholder approval. As of the Record Date, there were      shares of
Common Stock issued and outstanding and      shares of Common Stock reserved for
issuance upon the conversion or exercise of various securities of the Company. In the event that a one for three Reverse Stock Split is effected, the number of
shares of Common Stock issued and outstanding will be      and the number of
shares of Common Stock reserved for issuance will be      . In the event that a
one for three and one half Reverse Stock Split is effected, the number of shares
of Common Stock issued and outstanding will be      and the number of shares of
Common Stock reserved for issuance will be      . The Company believes that
shareholders will not have any greater difficulty disposing of stock in the event a Reverse Stock Split is effected.

     The Reverse Stock Split is being proposed in order for the Company to qualify for the listing of its Common Stock on the Nasdaq National Market. In order to qualify for the listing of common stock on the National Market, a Company must have, among other things, either $6,000,000 of net tangible assets, market capitalization of $75,000,000 or pre-tax income of $1,000,000 and a minimum bid price of $5.00 per share of common stock. Currently, management believes that it meets all other qualification requirements except for the minimum bid price requirement. Management believes that by implementing the Reverse Stock Split, the minimum bid price of the Company's Common Stock will exceed the minimum bid price requirement. However, even if the Company effects the Reverse Stock Split, we still may not satisfy the minimum bid price requirement of $5.00 per share. Further, listing on the Nasdaq National Market is in the discretion of Nasdaq, which may decline our application for listing.

     Management is also proposing the Reverse Stock Split in order to make our common stock a more attractive investment. Management believes that the current low price of our common stock dissuades large numbers of potential investors, such as institutional investors and other investment companies and professional investors, from investing in our Common Stock. Therefore, management believes that by increasing the current value of the Company's Common Stock, the investment community will more favorably consider investing in the Company's Common Stock.

     In the event that the Company completes the Reverse Stock Split, the number of shares that an investor owns would be reduced, but theoretically the economic interest in the Company represented by the shares held by an investor would have the same value as prior to the split. While there can be no assurances that the price of the Common Stock on a post-split basis will increase to the mathematical equivalent of the Reverse Stock Split, the Board of Directors believes that it is the Company's only alternative currently available to raise the bid price of the Common Stock to a level which will be acceptable in order to qualify the Company's Common Stock for listing on the Nasdaq National Market and to increase investor interest in the Company's Common Stock.

     If the amendment described in Proposal 1 is adopted by the shareholders, the Amended and Restated Certificate of Incorporation in the form annexed as Appendix A with the proposed amendments incorporating those changes will be filed with the Secretary of State of the State of New Jersey immediately following the Annual Meeting.

AMENDMENT PROPOSED BY THE BOARD OF DIRECTORS

     The following description of the amendment is qualified in its entirety by reference to the form of the Amended and Restated Articles of Incorporation annexed hereto as Appendix A.

     The Company's Articles of Incorporation currently authorizes the issuance of 40,000,000 shares of Common Stock, par value $.001 per share. As of the
Record Date, the Company had                issued and outstanding shares of
Common Stock. As of such date, there was also reserved for issuance upon the conversion or exercise of various securities of the Company
shares of Common Stock, leaving a total of                authorized, unissued
and unreserved shares of Common Stock available for future issuances.

     If Proposal 1 is approved by Shareholders, from three to three and one-half shares would be exchanged for one new share of Common Stock in accordance with the Reverse Stock Split, as of the date on which the amendment to the Company's Articles of Incorporation is filed with the Secretary of State of the State of New Jersey (the "Effective Date"). The par value of the Common Stock would not be effected.

     No fractional shares of new Common Stock will be issued for any fractional new share interest. Rather, each Shareholder who would otherwise receive a fractional new share of Common Stock as a result of the Reverse Stock Split will receive an amount of cash equal to the average of the low bid price of a share of Common Stock as reported by the Nasdaq Stock Market on the date immediately preceding the Effective Date multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional interest. Because the price of the Common Stock fluctuates, the amount to be paid for fractional shares cannot be determined until the Effective Date and may be greater or less than the price on the date that any Shareholder executes his proxy.

     If this Proposal is approved, the Company will notify Shareholders of the filing of the Amended and Restated Articles of Incorporation with the New Jersey Secretary of State and will furnish to Shareholders of record as of the close of business on the Effective Date with a Letter of Transmittal for use in exchanging certificates. The Shareholders of the Company, promptly after the Amended and Restated Articles of Incorporation becomes effective, will be requested to mail their certificates representing their shares of Common Stock of the Company to the Exchange Agent named in the Letter of Transmittal in order that a new stock certificate giving effect to the Reverse Stock Split may be issued and proceeds of the settlement of fractional interests delivered promptly.

     After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between those securities outstanding prior to the Effective Date of a Reverse Stock Split and those to be outstanding after the Effective Date of a Reverse Stock Split. A Reverse Stock Split will, however, result in adjustments to the exercise price, conversion rates and number of shares issuable upon the exercise or conversion of certain outstanding options and warrants.

     As a result of the Reverse Stock Split, cash proceeds received from the settlement of fractional shares may result in a Shareholder realizing taxable gain or loss to the extent of the difference between such proceeds and the cost or other basis applicable to the fractional shares. No officer, director, associate or affiliate of the Company is expected to derive any material benefit from approval of a Reverse Stock Split other than the benefits which would be enjoyed by any other person holding the same number of shares.

     The Board of Directors believes that it is in the best interest of the Company to grant the Board of Directors authority to declare and implement up to a one-for-three and one-half Reverse Stock Split without the delay and expense of calling a special meeting to secure Shareholder approval.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock, voting as a single class, issued and outstanding as of the record date and entitled to vote at the Annual Shareholders' Meeting is required for the approval of this Proposal 1.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

GENERAL

     The discussion provided herein relates to the election of Directors of the Company. The Corporation's Certificate of Incorporation provides for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible but not less than one Director, each to serve for a three-year term, staggered by class. The Certificate of Incorporation further provides that any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock, with vacancies on the Board being filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director.

     The affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote thereon, voting together as a single class at the Annual Meeting of Shareholders is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

     The terms of the Class 3 Directors expire at this Annual Meeting. The present Directors of the Corporation nominated for reelection to the Corporation's Board of Directors as the Class 3 Directors at the Annual Meeting are Mr. Kirk A. Scoggins and Mr. Martin J. Delaney.

     The following table sets forth certain information as of February 29, 2000 with respect to the nominees for election as directors of the Company. The Class 3 Directors are the Directors nominated for election at the Annual Meeting.

                                                                                DIRECTOR
                                            POSITION WITH COMPANY:            CONTINUOUSLY     TERM
NAME                                    PRINCIPAL OCCUPATION; AND AGE            SINCE        EXPIRES
----                                --------------------------------------    ------------    -------
CLASS 1
Karl W. Dieckmann.................  Chairman of the Board of Directors; 71        1990         2002
William J. Marino.................  Director; 56                                  1995         2002
Donald W. Kappauf.................  President and Chief Executive Officer,        1998         2002
                                      Director; 53
CLASS 2
Senator John H. Ewing.............  Director; 79                                  1990         2001
Rocco J. Marano...................  Director; 71                                  1999         2001
Charles R. Dees, Jr. .............  Director; 59                                  1998         2001
CLASS 3 -- NOMINEES
Martin J. Delaney.................  Director; 56                                  1998         2000
Kirk A. Scoggins..................  President-PEO Division, Director; 40          1999         2000

     Karl W. Dieckmann, Director of the Company since April, 1990, has been Chairman of the Board since November, 1991. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Corporation (now Allied Signal Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical -- Fibers Division; Group General Manager -- Fabricated Products Division; and General Manager -- Plastics Division, as well as various positions with the Chemicals Division.

     John H. Ewing, has been a Director of the Company since April, 1990. Mr. Ewing was a State Senator for the state of New Jersey from 1978 to 1998. From 1968 to 1977, Mr. Ewing was a New Jersey State Assemblyman. From 1940 to 1968, he was employed by Abercrombie and Fitch Co., New York City, and eventually rose to the position of Chairman of the Board.

     Donald W. Kappauf became President and Chief Executive Officer of TeamStaff, Inc. on December 16, 1997. Mr. Kappauf joined TeamStaff, Inc. in 1990 and has held several senior management positions including Division President and Executive Vice President. From 1988 to 1990, Mr. Kappauf was President of Perm Staff/Temp Staff in Princeton, New Jersey. He was Assistant Vice President of SMC Engineering and then President of SMC Personnel Support from 1968 to 1988.

     Charles R. Dees, Jr. joined the Board of Directors in July, 1998. Since 1997, Mr. Dees has been the Senior Vice President for Institutional Advancement of Fairleigh Dickinson University. From 1995 to 1997, Mr. Dees was the Campus Executive, Teaneck-Hackensack Campus of Fairleigh Dickinson University; and from 1994 to 1997 he was also the Vice President for Institutional Advancement for Fairleigh Dickinson University. Mr. Dees was a Private Consultant for a contract search company from 1993 to 1994. Mr. Dees also served from 1982 to 1993 as the Vice Chancellor for University Affairs at Seton Hall University. From 1978 to 1982 Mr. Dees served in the U.S. Department of Education as the Executive Assistant to the Assistant Secretary for Post-Secondary Education, the Deputy Director, Office of Policy Development, and

Acting Deputy Director, Division of Institutional Development. Mr. Dees obtained a Ph.D. in 1973 from the University of Pittsburgh in Higher Education Administration, a Masters in Education from Duquesne in 1964 and a Bachelor of Arts degree from LaSalle University in 1961.

     Martin J. Delaney joined the Board of Directors in July, 1998. Mr. Delaney has been President, CEO and a director of the Winthrop-South Nassau University Health System, Inc., in Long Island, New York since March 1998. Mr. Delaney has served as the Chairman and Chief Executive Officer of Long Island Healthcare Network since October 1998 and President of the Nassau-Suffolk Counties Hospital Council since June 1998. Since 1973 Mr. Delaney has been President and Chief Executive President of Winthrop-University Hospital.

     Rocco Marano, joined the Board of Directors in July, 1999. Mr. Marano a prominent telecommunications executive, is the retired chairman and President of Bellcore, Inc. a Bell Communications research and engineering entity formerly owned by the seven Bell regional communications companies. His present additional board affiliations include: Park Place Entertainment Corp. and Computer Horizons Corp. He has also served as Chairman of Horizon Blue Cross Blue Shield of New Jersey.

     William J. Marino, President and Chief Executive Officer of Blue Cross and Blue Shield of New Jersey, joined the Board of Directors in October, 1995. He joined Blue Cross and Blue Shield in 1992 and was named to his present post in 1994. From 1968 to 1991, Mr. Marino held a variety of sales, marketing and management positions with the Prudential Insurance Company of America. He is Chairman of the Board of Trustees of the United Way of Essex and West Hudson
(NJ) and is Chairman of the Board of Directors and Executive Committee of the Regional Business Partnership, and a Trustee of the New Jersey Network Foundation, St. Peter's College and the Newark Museum.

     Kirk A. Scoggins joined the Board of Directors in January, 1999. From 1990 to 1999, Mr. Scoggins was the President and CEO of the TeamStaff Companies. From 1994 to 1998, Mr. Scoggins was a member of the Executive Committee of the Board of Directors and Immediate Past President of the National Association of Professional Employer Organizations and is also a founding member and Past President of the Florida Association of Professional Employer Organizations.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended September 30, 1999, the Board of Directors met on 7 occasions and acted by unanimous written consent on 7 occasions. The Board of Directors is comprised of 8 persons and has 3 committees. Messrs. Dieckmann, Ewing, Delaney and Marino are members of the Board's Compensation committee. Messrs. Dieckmann, Ewing, and Dees are members of the Board's Audit Committee. Messrs. Dieckmann, Kappauf and Marino are members of the Board's Nominating Committee. Messrs. Marino, Dees, Kappauf and Scoggins are members of the Strategic Planning Committee. The Audit Committee, the Nominating Committee, Compensation Committee and Strategic Planning Committee of the Board of Directors met on 3, 1, 4 and 1 occasions, respectively, during the fiscal year. No director failed to attend fewer then 75% of the Board or Committee meetings.

COMMITTEES OF THE BOARD

     Audit Committee. The members of the Audit Committee are Karl W. Dieckmann, John E. Ewing, William J. Marino. The Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of the Company; (ii) review with the Company's independent auditors the year-end financial statements; and (iii) review implementation with the independent auditors and management any action recommended by the independent auditors.

     Compensation Committee.  The members of the Compensation Committee are Karl
W. Dieckmann, John H. Ewing, and William J. Marino. The Compensation Committee functions include administration of the Company's 1992 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of the Company.

     Nominating Committee. The members of the Nominating Committee are Karl W. Dieckmann, Donald W. Kappauf and William J. Marino. The Nominating Committee functions include the review of all candidates for a position on the Board of Directors including existing directors for renomination and reports its findings with recommendations to the Board. The Nominating Committee solicits candidates on behalf of the Company to fill any vacancy on the Board. The Nominating Committee performs such other duties and assignments as directed by the Chairman or the Board but shall have no power to add or remove a director without the approval of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Karl W. Dieckmann, John H. Ewing and William J. Marino served on the Company's Compensation Committee during the last fiscal year. There are no interlocks between the Company's Directors and Directors of other companies.

     The following provides certain summary information concerning compensation paid or earned by the Company during the years ended September 30, 1999, 1998 and 1997 to the Company's Chief Executive Officer and each of the executive officers of the Company who received in excess of $100,000 in compensation during the last fiscal year.

PRINCIPAL                               YEAR     SALARY      BONUS       OTHER     OPTIONS/SAR'S
---------                               ----    --------    --------    -------    -------------
Donald W. Kappauf,(1).................  1999    $225,154    $175,500    $14,876        50,000
  Chief Executive Officer               1998    $173,308    $ 89,670    $16,991       200,000
                                        1997    $121,154    $ 25,000    $     0             0
Donald T. Kelly,(2)...................  1999    $163,115    $ 87,800    $     0        50,000
  Chief Financial Officer               1998    $151,038    $ 45,000    $     0        50,000
                                        1997    $ 90,865    $ 20,000    $     0        30,000
Kirk A. Scoggins,(3)..................  1999    $135,625    $      0    $     0       100,000
  President -- PEO Division
George J. Eklund,(4)..................  1999    $100,153    $      0    $     0             0
  Director                              1998    $210,000    $      0    $     0             0
                                        1997    $210,000    $      0    $     0             0

---------------
(1) The 1997 salary includes Mr. Kappauf's compensation for the executive vice president position he assumed on August 27, 1997. His compensation in 1997, prior to becoming executive vice president was $105,288. Other compensation includes car and car insurance.

(2) Mr. Kelly was granted a sign on bonus of $20,000 at employment, on January 20, 1997.

(3) The 1999 salary includes Mr. Scoggin's compensation for the President-PEO Division position as of January 25, 1999.

(4) Mr. Eklund's employment with the Company commenced on September 19, 1994. He assumed the position of Chief Executive Office in March 1996. In December 1997 due to health concerns, his position changed. Mr. Eklund remained a Director until his resignation on January 14, 1999.

     The Company provides normal and customary life and health insurance benefits to all of its employees including executive officers. The Company has no retirement or pension plan other than a 401(k), which is voluntary.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not compensated for services in such capacity except under the Director Plan, as defined below. Non-Employee Directors receive $1,000 per board meeting and $500.00 per non-board meeting, related travel expenses, and $400 for each committee meeting. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from the Company at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

EMPLOYMENT AGREEMENT

     Effective December 16, 1997, Mr. Eklund's position was changed for health reasons. The Company and Mr. Eklund entered into an agreement regarding the change in his position. Pursuant to this agreement, Mr. Eklund no longer served as President and Chief Executive Officer of the Company. Mr. Eklund remained a Director and proformed special projects work for compensation until January 14, 1999. Mr. Eklund received his salary and certain other benefits as provided in his original employment agreement until March 1999. Mr. Eklund no longer serves as an officer or director of Team Staff.

     The Company reached an agreement with Donald Kappauf on a three year renewal of Mr. Kappauf's employment agreement effective January 3, 2000. Mr. Kappauf will continue to serve as the Company's President and Chief Executive Officer and will receive (i) annual compensation of $225,000 for the first year of the agreement increasing at the discretion of the compensation committee; and
(ii) a bonus base on the achievement of certain performance criteria as determined by the compensation committee. In addition, Mr. Kappauf receives certain other benefits including insurance benefits and a car allowance.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                            PERCENTAGE OF
                                       NO. OF SECURITIES    TOTAL OPTIONS/    EXERCISE OF
                                          UNDERLYING          GRANTED IN      BASE PRICE
NAME                                    OPTIONS GRANTED      FISCAL YEAR       PER SHARE     EXPIRATION DATE
----                                   -----------------    --------------    -----------    ---------------
Donald Kappauf.......................        50,000               12%           $1.2188        01/04/2004
Donald Kelly.........................        50,000               12%           $1.2188        01/04/2004
Kirk Scoggins........................       100,000               24%           $1.0000        04/01/2004

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARs held as of the year ended September 30, 1999.

                                                        NUMBER OF SECURITIES                 VALUE OF
                                                       UNDERLYING UNEXERCISED          UNEXERCISED IN-THE-
                             SHARES                         OPTIONS/SARS                 MONEY OPTIONS AS
                           ACQUIRED ON     VALUE         SEPTEMBER 30, 1999           OF SEPTEMBER 30, 1999
NAME                        EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
----                       -----------    --------    -------------------------    ----------------------------
Donald W. Kappauf........       0            0             250,000/100,000                 $0/$0
Donald T. Kelly..........       0            0              80,000/50,000                  $0/$0
Kirk A. Scoggins.........       0            0                   0/100,000                 $0/$109,380

---------------
(1) Based upon a closing bid price of the Common Stock at $1 3/32 per share on September 30, 1999.

     THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE TWO NOMINEES FOR CLASS 3 DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

EXISTING STOCK OPTION PLANS

  Employees Stock Option Plan

     In April, 1990, the Board of Directors adopted the 1990 Employees Stock Option Plan (the
"1990 Plan") which was approved by shareholders in August, 1990. The 1990 Plan provides for the grant of options to purchase up to 1,000,000 shares of the Company's common stock. Under the terms of the 1990 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's"). The 1990 Plan will expire in April 2000. THE BOARD OF DIRECTORS HAS PROPOSED TO ADOPT THE 2000 EMPLOYEES STOCK OPTION PLAN AND HAS SUBMITTED A PROPOSAL FOR STOCKHOLDER VOTE AT THE ANNUAL MEETING. PLEASE REFER TO THE DISCUSSION UNDER THE HEADING "PROPOSAL 3 ADOPTION OF EMPLOYEE STOCK OPTION PLAN."

     The 1990 Plan is administered by the Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 1990 Plan and to establish and amend rules and regulations relating thereto.

     Under the 1990 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 1988 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

     The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year, shall not exceed $100,000.

     The Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

  Management Plan

     In April 1990, the Board of Directors adopted and in August, 1990, the Company's shareholders approved the Senior Management Incentive Plan (the "Management Plan") for use in connection with the issuance of stock, options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to the Company and its subsidiaries. It is contemplated that only those executive management employees (generally the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President and Vice Presidents of the Company or Presidents of the Company's subsidiaries) who perform services of special importance to the Company will be eligible to participate under the Management Plan. A total of 5,000,000 shares of common stock will be reserved for issuance under the Management Plan. Awards made under the Management Plan will be subject to three (3) year vesting periods, although the vesting periods are subject to the discretion of the Administrator.

     Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as the "Administrator"). The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan. If any change is made in the stock subject to the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. The Management Plan permits awards until April, 2000.

     Directors who are not otherwise employed by the Company are not be eligible for participation in the Management Plan.

     The Management Plan provides four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements, as described below.

     Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs") similar to the options granted under the 1990 Plan.

     Incentive stock rights consist of incentive stock units equivalent to one share of common stock in consideration for services performed for the Company. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his heirs, as the case may be, shall be entitled to receive a pro-rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

     Restricted stock purchase agreements provide for the sale by the Company of shares of common stock at a price to be determined by the Board of Directors, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company after the six month period, but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

     Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.

                                   PROPOSAL 3

                        2000 EMPLOYEES STOCK OPTION PLAN

     The Board of Directors has unanimously approved the adoption of the 2000 Employees Stock Option Plan (the "2000 Plan") to provide for the grant of options to purchase up to 6,000,000 shares of the Company's common stock to all employees, including senior management. The number of shares authorized under Proposal 3 is on a pre-Reverse Stock Split basis. Under the terms of the proposed 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's"). The proposed 2000 Plan is being submitted to the Stockholders for approval at the Annual Meeting due to the expiration of the 1990 Plan and Management Plan in April, 2000.

     Currently, the Corporation administers both the 1990 Plan and the Management Plan. The Board has recommended the adoption of the 2000 Plan, under which both employees and senior management will be eligible for the grant of options primarily for administrative purposes. The abolition of two separate option plans for the Corporation's employees will allow the Corporation greater ease in administering the grant of stock options to all corporate employees and will facilitate the accounting of all options outstanding.

     The Board of Directors has recommended the adoption of the 2000 Plan because it believes that the maintenance of an employee stock option plan is required in order to continue to attract qualified employees to the Company. Approval of Proposal 3 will allow the Company to grant options to employees upon the same terms as under the 1990 Plan. The Board believes that the Corporation competes with numerous other Professional Employee Organization companies for a limited number of talented persons. As a result, there must be provided a level of incentives to such persons. It is the Board's opinion that the grant of stock options has several attractive characteristics, both to the employees and the Corporation, which make such grants more attractive than raising the level of cash compensation. First, granting stock options provides incentive to individuals because they share in the growth of the Corporation. The Corporation benefits because these employees will be more motivated and the Corporation benefits from motivated employees. Second, the grant of options preserves the Corporation's cash resources. These benefits relate to all corporate employees, including senior management.

     The Board believes that the adoption of a single employee stock option plan covering all corporate employees, in lieu of managing both an employee stock option plan and a senior management stock option plan, will allow the Company to continue to receive the benefits of providing incentives to its employees, while decreasing the administrative burden currently faced by the Company.

     The 2000 Plan will administered by the Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

     Under the 2000 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 1988 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

     The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year, shall not exceed $100,000.

     The Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay the exercise price or any taxes that may arise in connection with the exercise or cancellation of an option. The Compensation Committee can also permit the payment of the exercise price in the common stock of the Corporation held by the optionee for at least six months prior to exercise.

     The full text of the 2000 Plan is annexed to this Proxy Statement as Exhibit B.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3.

NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN

     In April 1990, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by shareholders in August, 1991 and amended in March 1996. The Director Plan provides for issuance of a maximum of 500,000 shares of common stock upon the exercise of stock options arising under the Director Plan. Options may be granted under the Director Plan until April, 2000 to: (i) non-executive directors as defined and,
(ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from the Company at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. THE BOARD OF DIRECTORS HAS PROPOSED TO ADOPT THE 2000 NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN AND HAS SUBMITTED A PROPOSAL FOR STOCKHOLDER VOTE AT THE ANNUAL MEETING. PLEASE REFER TO THE DISCUSSION UNDER THE HEADING "PROPOSAL 4 ADOPTION OF 2000 DIRECTOR STOCK OPTION PLAN."

     The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

                                   PROPOSAL 4

                 2000 NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN

     The Board of Directors has unanimously approved the adoption of the 2000 Non-Executive Director Stock Option Plan (the "Director Plan") to provide for the grant of options to non-employee directors of the Company. Under the terms of the Director Plan, each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from the Company at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The proposed Director Plan is being submitted to the Stockholders for approval at the Annual Meeting due to the expiration of the previous Director Plan in April, 2000.

     The Board of Directors has recommended the adoption of the Director Plan because it believes that it is required in order to continue to attract qualified persons to serve on the Board. Approval of Proposal 4 will allow the Company to grant options to Non-Executive Directors upon similar terms as under the previous Plan, at a rate of 5,000 options to purchase common stock upon joining the Board and at each September 1st thereafter on a pro rata basis. The sole difference between the proposed Directors Plan and the expiring plan is that under the proposed Directors Plan, the aggregate cap on option grants will be eliminated.

     The Board believes that the Corporation competes with numerous other Professional Employee Organization companies for a limited number of talented persons willing to join a Board of Directors of a public corporation. As a result, there must be provided a level of incentives to such persons. It is the Board's belief that the amount of cash compensation to be paid to each Non-Employee Director per year does not adequately compensate them for their services, and does not provide incentive to join the Board. It is the Board's opinion that the grant of stock options has several attractive characteristics, both to the Non-Employee Director and the Corporation, which make such grants more attractive than raising the level of cash compensation. First, granting stock options provides incentive to individuals because they share in the growth of the Corporation. In this manner, Non-Employee Directors have the same interest as stockholders of the Corporation. The Corporation benefits because these Non-Employee Directors will be more active in the affairs of the Corporation and the Corporation benefits from an active Board. Second, the grant of options preserves the Corporation's cash resources. companies for a limited number of talented persons.

     The removal from the Director Plan of an aggregate number of shares issuable under the Director Plan has been recommended by the Board of Directors primarily for administrative purposes. The removal of an aggregate number will allow the Corporation greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the Director Plan. In addition, with a numerical limitation contained in the Director Plan, the Corporation will inevitably run out of shares under the Director Plan and would then be required to obtain stockholder approval with the resultant cost and expense of preparing a proxy statement, counsel and filing fees and other related expenses of a stockholders meeting. The Board of Directors believes that the proposed changes to its Director Plan will ease administrative burdens in managing the Director Plan.

     The remaining terms of the proposed Director Plan are the same as those of the expiring plan. The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

     The full text of the Director Plan is annexed to this Proxy Statement as Exhibit C.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of the Company's common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of two peer issuers selected in good faith by the Company. The Company's common stock is listed for trading in the Nasdaq SmallCap market and is traded under the symbol "TSTF".

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective January 3, 2000, the Company reached an agreement with Donald Kappauf on a three year renewal of Mr. Kappauf's employment agreement Mr. Kappauf will continue to serve as the Company's President and Chief Executive Officer and will receive (i) annual compensation of $225,000 for the first year of the agreement increasing at the discretion of the compensation committee; and
(ii) a bonus base on the achievement of certain performance criteria as determined by the compensation committee. In addition, Mr. Kappauf receives certain other benefits including insurance benefits and a car allowance.

     Effective as of January 25, 1999, the Company consummated its acquisition of the TeamStaff Companies. As a result of the acquisition, the 10 TeamStaff Companies became wholly-owned subsidiaries of the Company.

     The TeamStaff Companies are comprised of the following corporations:
TeamStaff Holding Company, Inc. ("THC"), The TeamStaff Companies, Inc. ("TSC"), Employer Support Services, Inc, ("ESS"), TeamStaff U.S.A., Inc. ("TUSA"), TeamStaff I, Inc. ("TSI"), TeamStaff II, Inc. ("TSI II"), TeamStaff III, Inc. ("TSI III"), TeamStaff IV, Inc. ("TSIV"), TeamStaff V, Inc. ("TSV") and TeamStaff Insurance Service, Inc. ("TIS"). Each of the TeamStaff Companies are Florida corporations with its principal address at 1211 N. Westshore Blvd., Suite 806, Tampa, Florida 33607. TeamStaff also has offices in Raleigh/Durham, NC; Dallas, TX; Atlanta, GA; and Jacksonville, FL.

     As a result of the acquisition, the combined companies' PEO business will be based in Tampa. Mr. Kirk Scoggins, the former president and a principal shareholder of the TeamStaff Companies, has been appointed President of the combined companies' professional employment organization ("PEO") division and joined the Board of Directors of the Company effective as of January 25, 1999. Effective on the closing, the Company entered into a two year employment agreement with Mr. Scoggins. In addition to the foregoing, the Company has agreed to forgive approximately $135,000 owed by Mr. Scoggins to the TeamStaff Companies provided Mr. Scoggins is employed by the Company for the next two years.

     The combined companies will have revenues of approximately $240 million and approximately 11,000 worksite employees, ranking the combined company among the top 15 PEOs in the United States. PEOs provide outsourcing of human resource, payroll, benefits, and workmen's compensation protection to small and medium sized businesses. The TeamStaff Companies serve a variety of industries, including golf course management, resort property management, manufacturing, distribution and service industries.

     Pursuant to the terms of the acquisition, the Company issued 8,233,334 million shares of its common stock in exchange for all of the common stock of TeamStaff and approximately $3.1 million in cash for all the preferred stock (and accrued dividends) and for payment of outstanding debt owed by the TeamStaff Companies to its shareholders. Digital also paid $750,000 for certain legal, accounting investment banking expenses of the former owners of the TeamStaff Companies. Additionally, Digital issued approximately 311,000 shares of common stock to its investment banking firm for services rendered in connection with the acquisition.

     Pursuant to the terms of the acquisition agreements, the former owners of the TeamStaff Companies agreed to indemnify Digital, subject an initial "basket" of $100,000, for claims of up to approximately $2,000,000 for various types of claims for breaches of representations and warranties. The former owners placed 1,471,800 shares of Common Stock into escrow in order to provide limited security for claims of indemnification brought by Digital for breaches of representations or warranties by the TeamStaff Companies.

     In addition, pursuant to the acquisition agreements, the former owners of the TeamStaff Companies have agreed to vote all shares of Digital owned by them during the two year period following the acquisition, in favor of management's nominees to the Board of Directors at all special or annual meetings of Digital's shareholders.

     The shares issued to the former TeamStaff Companies' owners are "restricted shares" under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the acquisition agreements entered into between the Company and the former owners, the Company has agreed to use its best efforts to have declared effective by the SEC, on the first anniversary of the closing, a registration statement under the Act covering the resale by the former owners of one-third of the shares of the Company's Common Stock issued to the former owners. In addition, the Company has agreed to use its best efforts to have registration statements for one third of the shares declared effective by the SEC on each of the second and third anniversary dates of the closing.

     Digital received an increase of its present lending facility with FINOVA Capital Corporation in order to fund the acquisition and to increase its funding generally. The facility is comprised of (i) a three year term loan, with a five year amortization and a balloon payment at the end of three years, in the amount of $2.5 million; (ii) a one year bridge loan in the amount of $750,000 and (iii) an increase in Digital's revolving line of credit from $2 million to $2.5 million. The term loan bears an interest rate of prime plus 3 percent; the bridge loan bears an interest rate of 12 percent; and the revolving loan bears an interest rate of prime plus 1 percent. In addition, the Company will incur annual "success" fee payments of $200,000, $225,000 and $250,000, respectively, on the first, second and third anniversary dates of the loan facility.

     At a Special Meeting of Shareholders of TeamStaff held in December 1998, the transaction was approved by holders of approximately 60 percent of Digital's common stock, representing 91 percent of the shares voted at the Special Meeting.

     For information concerning employment agreements with and compensation of the Company's executive officers and directors, see "Executive Compensation."

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company on or before November 8, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2001 Annual Meeting of Shareholders.

                             FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFORE SENT TO DONALD T. KELLY, SECRETARY, TEAMSTAFF, INC., 300 ATRIUM DRIVE, SOMERSET, NEW JERSEY 08873. Each such request must set forth a good faith representation that as of March 7, 2000, the person making the request was the beneficial owner of common stock of the Company entitled to vote at the Annual Meeting of Shareholders.

                              III. OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                          By Order of the Board of Directors

                                          Donald T. Kelly
                                          Secretary

March 8, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                TEAMSTAFF, INC.
                       (FORMERLY DIGITAL SOLUTIONS, INC.)
                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 13, 2000

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Karl W. Dieckmann and Donald W. Kappauf, and each of them, proxies, with full power of substitution, to vote all shares of common stock of TeamStaff, Inc. owned by the undersigned at the Annual Meeting of Shareholders of TeamStaff, Inc. to be held on April 13, 2000 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

 I. Proposal to Amend and Restate the Certificate of Incorporation of the Corporation to effect a reverse stock split of its Common Stock in the range of from 1:3 to 1:3.5.

                [ ] For         [ ] Against         [ ] Abstain

 II. Election of Directors
   Set forth below are two alternatives. Alternative A sets forth the names and classes of nominees who will be elected to the Board of Directors if the Shareholder has voted FOR Proposal I. Alternative B sets forth the names and classes of nominees who will be elected if the Shareholder has voted AGAINST or to ABSTAIN from Proposal I.

      FOR all Nominees listed below (except as marked to the contrary below) [ ]

WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

   (Instruction: Please check appropriate box. To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

                NOMINEES FOR CLASS 3 DIRECTORS Martin J. Delaney
                                               Kirk A. Scoggins

   (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

 III. Adoption of 2000 Employees Stock Option Plan

                [ ] For         [ ] Against         [ ] Abstain

                  (Continued and to be signed on reverse side)

IV. Adoption of 2000 Non-Executive Director Stock Option Plan

                [ ] For         [ ] Against         [ ] Abstain

   and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the proxy statement dated March 8, 2000, receipt of which is hereby acknowledged.

   Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted. The shares represented by this proxy will be voted FOR the election of six directors unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

                                                --------------------------------
                                                Date

                                                --------------------------------
                                                Signed

                                                (Please date and sign exactly as
                                                   accounts. Each joint owner
                                                    should sign. Executors,
                                                 administrators, trustees, etc.
                                                  should also so indicate when
                                                           signing.)

                                                THE PROXY IS SOLICITED ON BEHALF
                                                   OF THE BOARD OF DIRECTORS.
                                                 PLEASE SIGN AND RETURN IN THE
                                                       ENCLOSED ENVELOPE.